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                                   EXHIBIT 5.1

                                 March 28, 1997

Zaring  National Corporation
11300 Cornell Park Drive, Suite 500
Cincinnati, Ohio 45242

         Re:      Issuance of Common Shares in Connection with the Formation of a Holding Company Structure for Zaring Homes, Inc.

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in the form being filed by Zaring National Corporation, an Ohio corporation ("Zaring National"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,000,000 common shares of Zaring National (the "Common Shares") in connection with a merger which will cause Zaring National to become the holding company of Zaring Homes, Inc., an Ohio corporation.

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that when the issuance of the Zaring National Common Shares has been duly authorized by appropriate corporate action and the Zaring National Common Shares have been issued in accordance with the terms of the Registration Statement, including the Agreement and Plan of Merger constituting Exhibit A to the Proxy Statement and Prospectus contained in the Registration Statement, the Zaring National Common Shares will be validly issued, fully paid and nonassessable.

         We express no opinion as to matters of law in jurisdictions other than the State of Ohio and the federal law of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendment thereto. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     FROST & JACOBS LLP

                                                     /s/ Frost & Jacobs LLP